UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17877 Von Karman Ave., Suite 100

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026, Xponential Fitness, Inc. (the “Company”) announced the appointment of Jennifer Ryu as the Chief Financial Officer of the Company, effective as of October 19, 2026. Ms. Ryu succeeds Robert Julian, who has served as interim Chief Financial Officer of the Company since March 2026.

Ms. Ryu, age 51, brings more than 25 years of experience in finance, merger and acquisition (“M&A”), accounting, margin improvement and strategic execution at both public and private companies. Since 2019, she has served as Executive Vice President and Chief Financial Officer of Resources Connection Inc., a publicly traded global professional services firm, where she led finance, accounting, investor relations and M&A initiatives, including efforts to modernize the company’s operating and financial infrastructure, enhance performance management and strengthen long-term profitability. From February 2014 to April 2019, Ms. Ryu served as the Chief Accounting Officer of Young’s Holdings, a holding company for wine and spirits sales and marketing companies. Her experience also includes senior finance leadership roles at Kaiser Aluminum Corporation, a publicly traded aluminum manufacturing company. Ms. Ryu began her career in public accounting at Deloitte. Ms. Ryu holds a B.A. in business economics and accounting from the University of California, Los Angeles.

In connection with the appointment of Ms. Ryu as the Chief Financial Officer of the Company, the Company entered into an offer letter with Ms. Ryu (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Ryu’s initial annual base salary is $550,000, and she is eligible to participate in the Company’s annual cash bonus program, with a target bonus opportunity of 60% of her annual base salary, based on the achievement of Company and personal performance goals. Ms. Ryu is entitled to a guaranteed cash bonus of $250,000 for 2027, to be paid in March 2028, and will receive a sign-on bonus of $150,000, to be paid within 30 days of the start date. Ms. Ryu is entitled to receive a new hire and annual recurring grant with aggregate value of $1.7 million, 50% of which will be granted in the form of time-based restricted stock units and 50% in the form of performance share units. Ms. Ryu will be a participant in the Executive Severance Plan of the Company and will be entitled to severance payments upon severance eligible terminations as set forth therein.

Ms. Ryu has also entered into an indemnification agreement with the Company in the form executed with other executives of the Company.

The foregoing summary description of the Offer Letter is included to provide certain information regarding its terms and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Ms. Ryu and any other person pursuant to which she was selected as an officer. There are no family relationships between Ms. Ryu and any director or executive officer of the Company. There are no transactions in which Ms. Ryu has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On September 8, 2026, the Company issued a press release announcing the appointment of Ms. Ryu as the Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter, by and between the Company and Jennifer Ryu†

99.1	Press Release dated September 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Denotes a management contract or compensatory plan, contract, or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: September 8, 2026	By:	/s/ Gavin O’Connor
	Name	Gavin O’Connor
	Title	Chief Legal Counsel, Chief Administrative Officer and Secretary